UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 13, 2012

WATSCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901 Miami, Florida 33133

(Address of Principal Executive Offices, Including Zip Code)

(305) 714-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 3.02.	Unregistered Sales of Equity Securities.

On March 13, 2012, Watsco, Inc., a Florida corporation (the “Company”), entered into an asset purchase agreement (the “Purchase Agreement”) with Watsco Canada, Inc., UTC Canada Corporation (“UTC Canada”), an affiliate of Carrier Corporation (“Carrier”), and Carrier Enterprise Canada, L.P. (“Carrier Enterprise Canada”), pursuant to which the Company and UTC Canada have agreed to form a joint venture to distribute Carrier, Bryant and Payne branded residential, light-commercial and commercial applied air conditioning and heating equipment and related parts and supplies throughout the provinces and territories of Canada. Upon closing of the transactions contemplated by the Purchase Agreement, the newly-formed joint venture, Carrier Enterprise Canada, will operate 35 locations and serve approximately 5,000 air conditioning and heating contractors. Pursuant to the Purchase Agreement, UTC Canada will contribute its Canadian distribution business and retain a 40% noncontrolling interest in Carrier Enterprise Canada. The Company has agreed to purchase a 60% controlling interest in the joint venture for cash consideration of $168.9 million payable on the closing date, which the Company intends to fund using cash on hand and proceeds from borrowings under its revolving credit agreement.

Contemporaneously with the Company’s entering into the Purchase Agreement and agreeing to form Carrier Enterprise Canada, on March 13, 2012, the Company entered into a subscription agreement (the “Subscription Agreement”) with UTC Canada and Carrier, pursuant to which the Company has agreed to issue and sell to UTC Canada, and UTC Canada has agreed to purchase from the Company, between 750,000 and 1,250,000 shares (the “Offered Shares”) of the Company’s Common stock, par value $0.50 per share (“Common Stock”). UTC Canada has agreed to pay a price per share of Common Stock, in cash, equal to the weighted average of the reported per share prices at which transactions in the Common Stock are executed on the New York Stock Exchange during the ten (10) consecutive trading days ending on and including the second (2nd) trading day immediately prior to the closing date of the transactions contemplated by the Purchase Agreement, as such weighted average price is reported by Bloomberg Financial Markets (the “VWAP”). On or prior to the third (3rd) trading day prior to the closing date, UTC Canada must deliver a notice to the Company, specifying the exact number of shares of Common Stock it will purchase under the Subscription Agreement, which may be no fewer than 750,000 shares nor more than 1,250,000 shares.

If the VWAP is less than $50.00, then the Company may deliver notice to UTC Canada, not later than the trading day prior to the closing date, requesting that UTC Canada pay at least $50.00 per share of Common Stock. If the Company delivers such a notice, then UTC Canada may choose to accept $50.00 as the per share purchase price and purchase the Common Stock at that price, or UTC Canada may choose not to accept that price, in which case no shares of Common Stock would be sold by the Company and purchased by UTC Canada pursuant to the Subscription Agreement, the Subscription Agreement would terminate and would cease to be of any force or effect. Termination of the Subscription Agreement solely for the reason just described would not cause termination of the Purchase Agreement.

The Company offered the Offered Shares to UTC Canada in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). UTC Canada has represented to the Company that it is either a “qualified institutional buyer” as defined by Rule 144A promulgated under the Securities Act or an “accredited investor” as defined by Rule 501(a) of Regulation D promulgated under the Securities Act. The Company intends to use the proceeds from the issuance and sale of the Offered Shares for general corporate purposes, including the repayment of indebtedness.

Consummation of the transactions contemplated by the Purchase Agreement and the Subscription Agreement (collectively, the “Transactions”) is subject to certain conditions, including, among others, those relating to the accuracy of the parties’ representations and warranties, delivery of certain ancillary agreements and other customary closing conditions. The Company expects to close the Transactions by the end of April 2012, subject to the satisfaction of such closing conditions. Any party may terminate the Purchase Agreement if closing of the transactions contemplated thereby has not occurred on or before July 2, 2012 and such date is not otherwise extended by the mutual agreement of the parties. No assurance can be given that the Company will be able to close the Transactions.

Carrier and its affiliates are key suppliers to the Company and accounted for 54% of purchases made by the Company for the year ended December 31, 2011.

The foregoing description of the Purchase Agreement and the Subscription Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Subscription Agreement, which are attached as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and each of which is incorporated by reference herein.

This Current Report on Form 8-K contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations or beliefs concerning future events. When used in this Current Report, the terms “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or its subsidiaries or its management, are intended to identify forward-looking statements. The Company undertakes no obligation to update, and the Company does not have a policy of updating or revising, these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
2.1*	Asset Purchase Agreement dated March 13, 2012 by and between UTC Canada Corporation, Watsco, Inc., Watsco Canada, Inc. and Carrier Enterprise Canada, L.P.
10.1	Subscription Agreement dated March 13, 2012 by and between Watsco, Inc., UTC Canada Corporation and Carrier Corporation

*	Certain schedules and exhibits to the Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: March 14, 2012	By:	/s/ Ana M. Menendez
Ana M. Menendez, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Asset Purchase Agreement dated March 13, 2012 by and between UTC Canada Corporation, Watsco, Inc., Watsco Canada, Inc. and Carrier Enterprise Canada, L.P.
10.1	Subscription Agreement dated March 13, 2012 by and between Watsco, Inc., UTC Canada Corporation and Carrier Corporation

*	Certain schedules and exhibits to the Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.